Exhibit 5.1
May 11, 2009
Aflac Incorporated
1932 Wynnton Road
Columbus, Georgia 31999

Re:	Aflac Incorporated Registration Statement on Form S-3
Ladies and Gentlemen:
     I am the Executive Vice President, General Counsel and Corporate Secretary of Aflac Incorporated, a Georgia corporation (the “Company”), and as such have acted as counsel for the Company in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (“General Rules and Regulations”), of an unspecified amount of securities of the Company for unspecified aggregate proceeds, consisting of: (i) senior unsecured debt securities of the Company, in one or more series (the “Senior Debt Securities”), which may be issued under a senior indenture (the “Senior Debt Indenture”), proposed to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, and (ii) subordinated unsecured debt securities of the Company, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued under a subordinated indenture (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”), proposed to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the trustee under the Senior Debt Indenture and the Subordinated Debt Indenture is referred to as the “Trustee”).

Aflac Incorporated
May 11, 2009

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In connection with this opinion, I, or attorneys under my supervision, have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with this opinion, including:
     (a) the Registration Statement;
     (b) resolutions of the Board of Directors of the Company adopted on February 20, 2009;
     (c) the articles of incorporation of the Company (the “Articles”) and amended and restated bylaws of the Company (the “Bylaws”), filed as exhibits to the Registration Statement;
     (d) the Statement of Eligibility and Qualification on Form T-1, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Senior Trustee under the Senior Debt Indenture, filed as an exhibit to the Registration Statement;
     (e) the Statement of Eligibility and Qualification on Form T-1, under the Trust Indenture Act, of the Subordinated Trustee under the Subordinated Debt Indenture, filed as an exhibit to the Registration Statement; and
     (f) a certificate, dated May      , 2009, and a facsimiles bringdown thereof, dated May      , 2009, from the Georgia Secretary of State as to the Company’s existence and good standing (the “Georgia Certificate”).
     I, or the attorneys under my supervisions, have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company, and such agreements and certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, I, or the attorneys under my supervision, have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. I, or the attorneys under my supervision, have further assumed that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the State of Georgia in connection with the transactions

Aflac Incorporated
May 11, 2009

contemplated by the Indentures, any supplemental indenture thereto, the Registration Statement and any related purchase agreement relating to the issuance and sale of the Debt Securities. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
     My opinions set forth below are limited to those laws of the State of Georgia, that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. The opinion set forth in paragraph 1 below, with respect to the valid existence and good standing of the Company, is based solely on the Georgia Certificate.
     Based upon and subject to the foregoing, I am of the opinion that:
     1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Georgia.
     2. The Company has the corporate power and authority to execute and deliver the Indentures contemplated by the Registration Statement and to consummate the transactions contemplated thereby.
     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the reference to me under the heading “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,
/s/ Joey M. Loudermilk, Esq.